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                                                                   EXHIBIT 10.10

                               LOCK-UP AGREEMENT
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                                March 30, 2001


Airtech International Group, Inc.
15400 Knoll Trail, Suite 200
Dallas, Texas 75248

AJW Partners, LLC
New Millenium Capital Partners II, LLC
c/o The N.I.R. Group, LLC
155 First Street, Suite B
Mineola, New York  11501

Ladies and Gentlemen:

     The undersigned is the beneficial owner of shares of common stock, par value $.05 per share ("Common Stock"), of Airtech International Group, Inc., a Wyoming corporation (the "Company"). We understand that you will be investing in a private placement of 12% Secured Convertible Debentures (the "Debentures") and Warrants of the Company (the "Private Placement").

     In order to induce the Company and you to proceed with the Private Placement, the undersigned agrees, for the benefit of the Company and you, that the undersigned will not, and will cause its affiliates to not, for a period beginning on the date hereof and ending eight (8) months from the date of effectiveness (the "Effective Date") of the registration statement to be filed in connection with the Private Placement (the "Lock-Up Period"), offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities"), now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee
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or donees thereof agree to be bound by this Lock-Up Agreement, or (ii) with your prior written consent. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security that includes, relates to or derives any significant part of its value from Securities. Notwithstanding the foregoing, during the term of this agreement, the undersigned (i) may convert any securities convertible into Common Stock held by it into up to 200,000 shares of Common Stock per
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month (on a non-cumulative basis), provided that the undersigned may sell up to
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100,000 shares of Common Stock per month or, in the event that the sale price is at least $.75 per share, the undersigned may sell up to 200,000 shares of Common Stock per month, provided, further, that any shares of Common Stock issued
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pursuant to such conversion that are not sold in accordance with the foregoing proviso will be held in escrow by the Company's counsel and (ii) may, prior to the Effective Date, sell some or all of the 423,280 shares of Common Stock held by the undersigned on the date hereof, provided that any of such shares not sold
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prior to Effective Date will be subject to the restrictions contained in this paragraph.

     The undersigned confirms that he, she or it understands that you and the Company will rely upon the representations set forth in this agreement in proceeding with the Private Placement. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

     This letter will also confirm our understanding that you agree that, in the event that the Company has operating cash flows in excess of $1,000,000, such excess cash flows may be used by the Company to repay amounts owed to the undersigned pursuant to outstanding convertible debentures.

                                        Very truly yours,

                                        PK INVESTORS, LLC


                                        By:___________________________

                                        Title:__________________________

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